Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

INTERACTIVE STRENGTH INC.

PROMISSORY NOTE

$500,000.00 Made as of May 1, 2025

Subject to the terms and conditions of this promissory note (the “Note”), for value received, INTERACTIVE STRENGTH, INC., a Delaware corporation (the “Company”), hereby promises to pay to BERENBERG CAPITAL MARKETS LLC or its registered assigns (“Holder”), the principal sum of FIVE HUNDRED THOUSAND dollars ($500,000.00) (the “Principal Amount”) or such lesser amount as shall then equal the outstanding principal amount hereunder.

This Note is being issued pursuant to that certain Settlement Agreement, dated May 1, 2025 (as amended, restated, supplemented, replace or otherwise modified from time to time, the “Settlement Agreement”) by and among the Company and the Holder, and this Note is the Promissory Note referred to in the Settlement Agreement.

The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the execution of this Note, agrees:

1.
DEFINITIONS. The following definitions shall apply for all purposes of this Note:

“Balance” means, at the applicable time, the sum of the then-remaining Principal Balance, all then accrued but unpaid interest and all other amounts (including fees and expenses) then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in New York, New York.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Event of Default” has the meaning set forth in Section 4 hereof.

“Lost Note Documentation” means documentation satisfactory to the Company with regard to a lost or stolen Note, including, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

“Maturity Date” means May 1, 2026.

“Note” means this Promissory Note.

“Principal Balance” means, at the applicable time, all then outstanding principal of this Note.

Exhibit 4.1

2.
INTEREST; PAYMENTS; CHANGE OF CONTROL.
2.1
Interest. This Note shall bear interest on the Principal Balance at a rate of 5.00% per annum on the basis of a 365/366 day year, payable in arrears on a monthly basis and on the Maturity Date.
2.2
Payment at Maturity Date. If the Balance of this Note has not been repaid in full as of the Maturity Date, then on the Maturity Date the Balance shall be due and payable in full.
3.
PREPAYMENT. The Company may prepay the Balance in whole or in part without penalty or premium without the prior written consent of Holder.
4.
EVENTS OF DEFAULT; REMEDIES IN CONCERT.
4.1
Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:
(a)
The Company fails to make any payment when due under this Note on the applicable due date, within ten Business Days of the date when such payment is due;
(b)
A receiver is appointed for any part of the Company’s property, the Company makes a general assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation, or the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or takes any corporate action in furtherance of any of the foregoing;
(c)
Any material representation, warranty or certification made by the Company herein shall prove to have been false or incorrect in any material respect on the dates as of which made;
(d)
The Company breaches any material covenant, obligation or agreement under this Note and does not cure such breach, if curable, within thirty (30) days after the occurrence of such breach; or
(e)
The Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.
4.2
Remedies. Upon the occurrence of any Event of Default all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (a) in the case of any Event of Default under Section 4.1(b) above become immediately due and payable in full pursuant to the terms of Section 2 hereof without further notice or demand by Holder and (b) in the case of any Event of Default other than under Section 4.1(b) above, become immediately due and payable upon written notice by or on behalf of Holder to the Company.
5.
No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.
6.
REPRESENTATIONS AND WARRANTIES OF THE HOLDER.
6.1
The Holder hereby represents and warrants as follows:
(a)
Authority and Capacity. Holder hereby represents and warrants that it has the full power and authority to enter into this transaction.

Exhibit 4.1

(b)
Investment Experience. Holder represents that it is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and that it has substantial experience in evaluating and investing in private placement transactions of securities so that it is capable of evaluating the merits and risks of its investment in this Note and has the capacity to protect its own interests.
(c)
Access to Information. Holder acknowledges that it has had access to all information it believes is necessary or appropriate in making an informed decision to purchase this Note. Holder further represents that it has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of this Note and to obtain additional information necessary to verify any information furnished to it or to which it had access.
(d)
Investment Intent. Holder represents that it is purchasing this Note for its own account for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof in violation of the federal securities laws.
(e)
Compliance with Securities Laws. Holder agrees to comply with all applicable federal and state securities laws in connection with the purchase, holding, and eventual disposition of this Note. Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note under the Securities Act, or any state securities laws, or to take such steps as are necessary to permit the sale of this Note without registration under those laws.
(f)
Financial Capability. Holder represents that it has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment. Holder is able to bear the economic risks of the investment, including a complete loss of its investment in this Note.
(g)
Restricted Securities. Holder understands that this Note is characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations this Note may be resold without registration under the Securities Act only in certain limited circumstances.
(h)
Tax Liability. Holder acknowledges that it has had the opportunity to review with its own tax advisors the federal, state, and local tax consequences of the purchase of this Note. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this transaction.
(i)
No Conflict. Holder hereby represents that the execution, delivery, and performance of this Note and the consummation of the transactions contemplated hereby will not result in a violation of any terms or conditions of any agreements to which it is a party or by which it is otherwise bound.
(j)
Acknowledgment of No Governmental Review. Holder understands and agrees that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of this Note.
(k)
Absence of Bad Actor. Holder represents that neither it, nor any of its directors, executive officers, general partners, managing members, nor any other persons participating in the offering of this Note on behalf of Holder Purchaser has been subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1) of Regulation D under the Securities Act.
7.
GENERAL PROVISIONS.

Exhibit 4.1

7.1
Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.
7.2
Attorneys’ Fees. If any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees. Notwithstanding the foregoing, in the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.
7.3
Governing Law. This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.
7.4
Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
7.5
Notices. Unless otherwise provided herein, any notice required or permitted to be given to a party pursuant to this Note will be given in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (a) at the time of personal delivery, if delivered in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries; or (c) three (3) Business Days after (i) deposit in the United States mail by certified mail (return receipt requested) for United States deliveries or (ii) deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, on the Company’s signature page hereto, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 7.5.
7.6
Amendments and Waivers. This Note may be amended, and any provisions under this Note may be waived, only with the written consent of the Company and the Holder.
7.7
Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be signed in their name as of the date first written above.

THE COMPANY:

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward

Name: Trent Ward

Title: Chief Executive Officer

Address: 1005 Congress Ave, Suite 925

Austin, TX 78701

THE HOLDER:

BERENBERG CAPITAL MARKETS LLC

By: /s/ Zachary Brantly

Name: Zachary Brantly

Title: Head of U.S. Investment Banking

Address:

By: /s/ Lars Schwartau

Name: Lars Schwartau

Title: Managing Director

Address: